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                                                                   EXHIBIT 10.40

                              SEVERANCE AGREEMENT


THIS SEVERANCE AGREEMENT (this "Agreement"), made effective as of the 21 day of March, 2001, by and between RESTORATION HARDWARE, INC., a corporation incorporated under the laws of Delaware (the "Company"), and Stephen Gordon ("Officer").

WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of Officer and to ensure Officer's continued dedication and efforts in such event without undue concern for Officer's personal financial and employment security; and

WHEREAS, in order to induce Officer to remain in the employ of the Company the Company desires to enter into this Agreement with Officer;

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1. Definitions.

1.1. Accrued Compensation. "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date (as hereinafter defined) but not paid as of the Termination Date, including, without limitation, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by Officer on behalf of the Company during the period ending on the Termination Date, and (iii) vacation pay.

1.2. Base Salary Amount. "Base Salary Amount" shall mean, on any date, the amount of Officer's annual base salary at the rate in effect immediately prior thereto and shall include all amounts of Officer's base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

1.3. Cause. A termination of employment is for "Cause" if Officer has been convicted of a felony involving fraud or dishonesty or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board to the effect that Officer (i) intentionally and continually failed substantially to perform Officer's reasonably assigned duties with the Company (other than a failure resulting from Officer's incapacity due to physical or mental illness), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to Officer specifying the manner in which Officer has failed substantially to perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, that no termination of Officer's employment shall be for Cause as set forth in clause (ii) above until (a) there shall have been delivered to Officer a copy of a written notice setting forth that Officer was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (b) Officer shall have been provided an opportunity to be heard in person by the Board (with the assistance of Officer's counsel if Officer so desires). No act, nor failure to act, on Officer's part shall be considered "intentional" unless Officer has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that Officer's action or failure to act was in the best interest of the Company.

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1.4. Company. The "Company" shall mean Restoration Hardware, Inc. and shall include its "Successors and Assigns" (as hereinafter defined).

1.5. Disability. "Disability" shall mean a physical or mental infirmity which either (i) impairs Optionee's ability to substantially perform Optionee's duties with the Corporation for a period of one hundred eighty (180) consecutive days or (ii) is expected to so impair Optionee for a period of at least one year or
(iii) entitles Optionee to long-term disability benefits under a long-term disability policy maintained by the Corporation; provided, that Optionee has not returned to Optionee's full-time employment prior to the Termination Date as stated in the Notice of Termination (as hereinafter defined).

1.6. Notice of Termination. "Notice of Termination" shall mean a written notice from the Company of termination of Officer's employment which, if such termination is purported to be for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide Cause.

1.7. Successors and Assigns. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

1.8. Termination Date. "Termination Date" shall mean (i) in the case of Officer's death, Officer's date of death, (ii) in the case of Good Reason, the last day of Officer's employment, and (iii) in all other cases, the date specified in the Notice of Termination; provided, that if Officer's employment is terminated by the Company or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to Officer; and provided, further, that in the case of Disability Officer shall not have returned to the full-time performance of Officer's duties during such period of at least thirty (30) days.

2. Severance Benefits

2.1. Severance Benefits. If, during the term of this Agreement, Officer's employment with the Company shall be terminated, Officer shall be entitled to the following compensation and benefits:

        (a) If Officer's employment with the Company shall be terminated (i) by the Company for Cause or Disability, (ii) by reason of Officer's death,
        (iii) due to Officer's retirement pursuant to the Company's policies applying to executive officers generally, or (iv) by Officer, the Company shall pay to Officer the Accrued Compensation;

        (b) If Officer's employment with the Company shall be terminated by the Company other than for Cause, death or Disability before the second anniversary of the date of this Agreement, Officer shall be entitled to the following:

                (i) the Company shall pay Officer all Accrued Compensation;


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               (ii) the Company shall pay Officer as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, continuation of Officer's Base Salary in periodic installments in accordance with the Company's normal payroll practice, for 24 months following Termination Date;

               (iii) Officer shall be entitled to continue medical benefit coverage for himself and his eligible dependents until the later of the date that Officer becomes entitled to medical benefits from another employer or the end of the period of Base Salary continuation, subject to Officer's payment of applicable premiums, if any, at the same rate that would have applied had Officer remained an officer of the Company.

          (c) If Officer's employment with the Company shall be terminated by the Company other than for Cause, death or Disability on or after the second anniversary of the Effective Date, Officer shall be entitled to the following:

               (i) the Company shall pay Officer all Accrued Compensation;

               (ii) the Company shall pay Officer as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, Continuation of Officer's Base Salary in periodic installments in accordance with the Company's normal payroll practice, until the end of the period that ends on the later of (i) the fourth anniversary of the Effective Date or one year after the Termination Date; and

               (iii) Officer shall be entitled to continue medical benefit coverage for himself and his eligible dependents until the later of the date that Officer becomes entitled to medical benefits from another employer or the end of the period of Base Salary continuation, subject to Officer's payment of applicable premiums, if any, at the same rate that would have applied had Officer remained an officer of the Company.

          (d) The amounts provided for in Sections 2.1(a) and 2.1(b)(1), and 2.1(c)(i) shall be paid in a single lump sum cash payment within thirty (30) days after the Termination Date (or earlier, if required by applicable law).

          (e) Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Officer in any subsequent employment.

2.2. Other Benefit Policies. The severance pay and benefits provided for in
Section 2.1 shall be in lieu of any other severance or termination pay to which Officer may be entitled under any Company severance or termination plan, program, practice or arrangement. The Officer's entitlement to any other compensation or benefits shall be determined in accordance with the

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Company's employee benefit plans and other applicable programs, policies and practices then in effect.

2.3. Notice of Termination. Any purported termination of Officer's employment by the Company shall be communicated by Notice of Termination to Officer. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

3. Confidential Information. Officer shall hold in confidence for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its businesses, which shall have been obtained by Officer prior to in the course of Officer's employment by the Company and which was not and is not be public knowledge (other than by acts by Officer in violation of this Agreement) ("Confidential Information"). Whether before or after termination of the Officer's employment with the Company, Officer shall not, without the prior written consent of the Company, communicate or divulge any Confidential Information, other than to the Company and to those persons or entities designated by the Company or as otherwise is reasonably necessary for Officer to carry out his or her responsibilities as an executive of the Company. In no event shall an asserted violation of the provisions of this
Section 3 constitute a basis for deferring or withholding any amounts otherwise payable to Officer under this Agreement.

4. Non-Solicitation.

4.1. Non-Solicitation. Officer agrees that from the date hereof to the end of the twelfth month following the Date of Termination, Officer will not:

          (a) Solicit, raid, entice or induce, either directly or through a third party, any employee of the Company to be employed by another person;

          (b) Assist a competitor or other employer in taking such action.

No violation of this section 4.1 shall occur by reason of the hiring of an employee of the Company where the employee initiates the employment discussions or responds to a general solicitation.

4.2. Remedies. Officer agrees that any breach or threatened breach by Officer of Section 4.1 will entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin the breach or threatened breach, it being acknowledged and agreed that any such material breach will cause irreparable injury to the Company and that any damages will not provide adequate remedies to the Company.

5. Exclusive Remedy. Officer's right to the compensation and benefits to which he may become entitled pursuant to Section 2.1 shall be Officer's sole and exclusive remedy for any termination of Officer's employment. The payments, severance benefits and severance protections provided to Officer pursuant to this Agreement are provided in lieu of any severance payments, severance benefits and severance protections provided in any other plan or policy of the Company, except as may be expressly provided in a written agreement between the Company and Officer entered


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into after the date of this Agreement. The Company may condition the payment to
Officer of severance benefits pursuant to Section 2.1 upon Officer's delivery of a reasonable form of release in favor of the Company containing customary terms and conditions for the release of employment related claims. Nothing in this Agreement shall alter Officer's status as an "at will" employee of the Company.

6.    Successors; Binding Agreement.

6.1. This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

6.2. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Officer or Officer's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Officer's legal personal representative.

7. Notice. Notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Officer and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party that is not expressly set forth in this Agreement.

9.    Governing Law; Arbitration

            (a) The Company and Officer agree that any existing or future dispute, controversy, claim or action ("dispute" or "claim") arising out of the hiring or employment of Officer by the Company, the termination of that employment, or arising under this Agreement shall be resolved by final and binding arbitration. Such arbitration shall occur in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association.

            (b) Scope of Disputes and Claims to Be Arbitrated. Company and Officer understand and agree that this Agreement shall apply to any and all disputes arising from or
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relating to Officer's hiring, employment with or termination of employment by the Company or arising under this Agreement. This agreement to arbitrate applies to disputes arising in tort or contract, pursuant to statute, regulation or otherwise, now in existence or which may in the future be enacted, amended or judicially recognized, including but not limited to the following:

                (i) claims for fraudulent inducement of contract or breach of contract or contractual obligation, whether such alleged contract or obligation be oral, written, express, or implied by fact or law;

                (ii) claims of fraud, or wrongful termination, including violation of public policy and constructive discharge;

                (iii) claims of discrimination or harassment under any and all state and federal statutes that prohibit discrimination in employment, as well as claims for violation of any other state or federal statute except as set forth below;

                (iv) claims of non-payment or incorrect payment of wages, commissions, bonuses, severance, Officer fringe benefits, stock options and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, the California Labor Code, the Fair Labor Standards Act, the Officer Retirement Income Securities Act, and any other local, state or federal law concerning wages, compensation or Officer benefits;

                (v) claims for infliction of emotional distress, misrepresentation, interference with contract or prospective economic advantage, violation of public policy, defamation, unfair business practices, and any other tort or tort-like causes of action relating to or arising from the employment relationship or the formation or termination thereof; and

                (vi) claims arising out of or relating to the grant, exercise, vesting and/or issuance of equity in the Company or options to purchase equity in the Company.

        (c) Company and Officer understand and agree that except for such limited post-arbitration judicial review as may be permitted by law, arbitration of such disputes, as provided for herein, shall be the sole and exclusive mechanism for resolving any and all existing and future disputes, and that no other forum for dispute resolution will be available to either party. The only exceptions are the claims identified below, which may be resolved in any appropriate fora, including courts of law, as required by the laws then in effect:

                (i) claims for benefits under the workers' compensation, unemployment insurance and state disability insurance laws;

                (ii) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright, trademark, or any other intellectual or confidential property right held or sought by the Company.


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          (d) Decision of Arbitrator Binding; Waiver of Trial Before Court,
Jury or Government Agency Company and Officer understand and agree that arbitration shall be instead of a trial before a court or jury, or a hearing before a government agency. Company and Officer understand and agree that the decision of the arbitrator shall be final and binding on both the Company and Officer, and it shall provide the exclusive remedy(ies) for resolving any and all disputes between the Company and Officer, as provided herein, and it shall be enforceable by any court having proper jurisdiction.

          COMPANY AND OFFICER FURTHER UNDERSTAND AND AGREE THAT BY SIGNING THIS AGREEMENT, EACH IS EXPRESSLY WAIVING ANY AND ALL RIGHTS TO A TRIAL BEFORE A COURT OR JURY OR BEFORE A GOVERNMENT AGENCY REGARDING ANY DISPUTE OR CLAIM WHICH EACH NOW HAS OR MAY IN THE FUTURE HAVE, AS PROVIDED FOR HEREIN.

          (e) Place of Arbitration Company and Officer understand and agree that arbitration of disputes provided for herein shall take place in San Francisco, California. If, at the time the dispute in question arises, Officer lives and works more than one hundred (100) miles from San Francisco, California, then Officer has the option of requesting that the arbitration take place in the county in which the Company has an office that is nearest to Officer's residence at the time the dispute in question arises.

          (f) Costs of Arbitration Company and Officer understand and agree that the arbitrator's fee will be borne solely by the Company. Additionally, the Company will bear all other costs related to the arbitration, assuming such costs are not expenses that the Officer would be required to bear if he were bringing an action in a court of law. The Company and Officer shall each bear their own attorneys' fees incurred in connection with the arbitration, and the arbitrator will not have authority to award attorneys' fees unless a statute at issue in the dispute or other appropriate law authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys' fees as permitted by the applicable statute.

          (g) Governing Law/Applicable Procedures Company and Officer understand and agree that this Agreement, including the obligation to arbitrate, and its validity, construction and performance shall be governed by the laws of the State of California without regard to conflict of law principles. The parties specifically intend that this Agreement and the provision of benefits hereunder shall not constitute an "employee benefit plan" subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Further, the arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association.

          (h) Written Arbitration Decision Company and Officer understand and agree that, in any arbitration arising from this agreement to arbitrate, the arbitrator will be required to


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issue a written arbitration decision that clearly sets forth the essential findings on which that award is based.

        (i) Preservation of Remedies Company and Officer understand and agree that, in any arbitration arising from this agreement to arbitrate, the Officer and the Company will preserve all remedies to which he or she would otherwise be entitled in a court of law, except as limited under the terms of this Agreement.

        (j) Necessary Minimum Standard of Discovery Company and Officer understand and agree that, in any arbitration arising from this agreement to arbitrate, the Company and Officer will be entitled to discovery in accordance with the provisions of California Code of Civil Procedure Section 1283(a).

        (k) Knowing and Voluntary Agreement to Arbitrate Company and officer have been advised to consult with attorneys of their own choosing before agreeing to arbitrate, and have had an opportunity to do so.

        COMPANY AND OFFICER HAVE READ THIS AGREEMENT TO ARBITRATE CAREFULLY AND UNDERSTAND THAT BY SIGNING IT, EACH IS WAIVING ALL RIGHTS TO A TRIAL OR HEARING BEFORE A COURT OR JURY OR GOVERNMENT AGENCY OF ANY AND ALL DISPUTES AS PROVIDED FOR HEREIN.

10. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supercedes all prior agreements, if any, understandings and arrangements, oral or otherwise, between the parties hereto with respect to the subject matter hereof.


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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Officer has executed this Agreement as of the day and year first above written.


                                          RESTORATION HARDWARE, INC.

                                          By:   /s/  STEPHEN GORDON
                                             ----------------------------------
                                              Name:  Stephen Gordon
                                                   ----------------------------
                                              Title: Chairman
                                                    ---------------------------


                                          Board Comp Com.

                                          /s/ MARSHALL PAYNE
                                          -------------------------------------
                                                      Signature